                                                                   Exhibit 99(a)


                             ARTICLES OF INCORPORATION
                                        OF
                          THE VALUE LINE CASH FUND, INC.

THIS IS TO CERTIFY:

    FIRST: We, the subscribers, Harold Benjamin and Thomas J. Sexton, each of whose post office address is 711 Third Avenue, New York, N.Y., all being of full legal age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.

    SECOND: The name of the corporation is The Value Line Cash Fund, Inc. (hereinafter called the "Corporation").

    THIRD: The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, are as follows:

         (1) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

         (2) (a) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities") shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include, but is not limited to common and preferred stocks; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers acceptances and all kinds of repurchase agreements,

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of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or of any other governmental or quasi-governmental agency or instrumentality created or issued by any issuer (which term "issuer" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof); and to exercise as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities.

             (b) To aid by further investment any corporation, company, trust, association, firm or other business organization, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest, and to do anything designed to protect, preserve, improve or enhance the value of such obligation or interest.

             (c) To promote or aid the incorporation of any organization or enterprise under the laws of any country, state, municipality or other political subdivision, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

         (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation, thereto, securities) now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; when shares of the capital stock of the Corporation are issued for a

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consideration consisting of or including securities, the actual value of such securities shall for the purposes of Section 20 of the Maryland General Corporation Law, be deemed to be an amount not exceeding the fair market value thereof fixed on a date and in a manner determined by the Board of Directors of the Corporation, and such consideration shall, for such purposes, be deemed to be "securities".

         (4) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of said State and by these Articles of Incorporation.

         (5) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

         (6) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Maryland, as a member of, or as the owner or holder of any stock of, or shares of interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or subdivisions thereof, and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

         (7) To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

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    The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms of the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

    FOURTH: The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 929 North Howard Street, Baltimore, Md. 21201.

    The Corporation's resident agent is The Prentice-Hall Corporation System, Maryland, whose post office address is 929 North Howard Street, Baltimore, Maryland 21201. Said resident agent is a corporation of the State of Maryland.

    FIFTH: (1) The total amount of authorized capital stock of the Corporation and the number and par value of its shares is $100,000,000 consisting of 100,000,000 shares of the par value of $1.00 each, all of one class.

           (2) At all meetings of stockholders each stockholder of the Corporation shall be entitled to one vote for each

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share of stock standing in his name on the books of the Corporation. Any fractional share, if any such fractional shares are outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends. The presence in person or by proxy of the holders of a majority of shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the shareholders. If at any meeting of the shareholders there shall be less than a quorum present, the shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

           (3) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner set out in these Articles of Incorporation. In the absence of any specification as to the purposes for which shares of the capital stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it.

           (4) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares, or to be otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if

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taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

           (5) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

           (6) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

    SIXTH: (1) The number of Directors of the Corporation shall be nine and the names of those who shall act as such until the first annual meeting or until their successors are duly chosen and qualified are as follows:

                Arnold Bernhard          Charles E. Reed
                George W. Anderson       Ruxton M. Ridgely
                Harold Benjamin          Edmund F. Mansure
                Shelby Cullom Davis      Mark Tavel
                Steven Lewins

    However, the By-Laws of the Corporation may fix the number of Directors at a number greater or less than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by these Articles of Incorporation or by the By-Laws within a limit specified in the By-Laws, provided that in no case shall the number of Directors be less than three, and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-Laws of the

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Corporation, the Directors of the Corporation need not be stockholders therein.

           (2) The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

           (3) Any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

           (4) If the By-Laws so provide, the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

           (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.

           (6) Shares of stock in other corporations shall be voted by the President or a Vice-President, or such officer or officers of the Corporation or such other person or

                                       7


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persons as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

           (7) Each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he is made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director or officer of liability to the Corporation or its stockholders for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the Corporation who are not involved in the action,

                                       8

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suit or proceeding that the director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the Corporation are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. The indemnity provided herein shall, in the event of the settlement of any such action, suit, or proceeding, not exceed the costs and expenses (including attorneys' fees) which would reasonably have been incurred if such action, suit or proceeding had been litigated to a final conclusion. Such determination by resolution of the Board of Directors or by independent counsel and the payment of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceeding on the grounds that the officer or director was liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnifications shall be exclusive of any other right to which the officers and directors may be entitled according to law.

    SEVENTH: The following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the Directors and stockholders.


                                   SECTION I

                        ISSUE OF THE CORPORATION'S SHARES

    1.01 GENERAL. The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the corporation's authorized shares, including any additional shares hereafter authorized and any shares redeemed or repurchased by the Corporation, except that only shares previously contracted

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to be sold may be issued during any period when the determination of net asset value is suspended pursuant to the provisions of Section 3 thereof. All such authorized shares, when issued in accordance with the terms of this
Section 1, shall be fully paid and nonassessable.

    1.02 PRICE. No shares of the Corporation shall be issued or sold by the Corporation, except as a stock dividend distributed to shareholders, for less than an amount which would result in proceeds to the Corporation, before taxes payable by the Corporation in connection with such transaction, of at least the net asset value per share determined as set forth in Section 3 hereof as of such time as the Board of Directors shall have by resolution theretofore prescribed by not earlier than the close of business on the business day (which terms, as used herein, shall mean a day on which the New York Stock Exchange is open all or part of the day for unrestricted trading) next preceding the date of receipt of an unconditional purchase order for such shares. In the absence of a resolution of the Board of Directors applicable to the transaction, such net asset value shall be that next determined after receipt of such purchase order. For this purpose, the time of receipt of such an unconditional order shall be the time it is first received by the principal underwriter or by the custodian or depository of the Corporation's assets or by another agent of the Corporation designated for the purpose.

    1.03 ON MERGER OR CONSOLIDATION. In connection with the acquisition of all or substantially all the assets or stock of another investment company or investment trust, the Board of

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Directors may issue or cause to be issued shares of the Corporation and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the value of the assets held by such investment company or investment trust as determined by the Board of Directors pursuant to the provisions of Section 3.04(b)(2)(iii) of this Article SEVENTH, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Corporation are permitted by law to be invested in such assets or stock.

    1.04 FRACTIONAL SHARES. The Board of Directors may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends.


                                     SECTION II

                              REDEMPTION AND REPURCHASE OF
                                THE CORPORATION'S SHARES

    2.01 REDEMPTION OF SHARES. The Corporation shall redeem its shares, subject to the conditions and at the price determined as hereinafter set forth, upon proper application of the record holder thereof at such office or agency as may be designated from time to time for that purpose by the Board of Directors. Any such application must be accompanied by the certificate or certificates, if any, evidencing such shares, duly endorsed or accompanied by a proper instrument of transfer. The Board of Directors shall have power to determine from time to time the form and the other accompanying documents which shall be necessary to constitute a proper application for redemption.

    2.02 PRICE. Such shares shall be redeemed at their net asset value determined as set forth in Section 3 hereof as of such time as the Board of Directors shall have theretofore prescribed by resolution, which time shall not be later than the close of business on the next business day succeeding, and not earlier than the close of business on the next business day preceding, the date on which proper application is made for redemption. In the absence of such resolution, the redemption price of shares deposited shall be the net asset value of such shares next determined as set forth in Section 3 hereof after receipt of such application.

    2.03 PAYMENT. Payment for such shares shall be made to the shareholder of record within 7 days after the date upon which proper application is received, subject to the provisions of Section 2.04 hereof. Such payment shall be made in cash or other assets of the Corporation or both, as the Board of Directors shall prescribe. For the purposes of such payment for share redeemed, the value of assets delivered shall be determined as set forth in Section 3 hereof as of the same time as of which the per share net asset value of such shares is determined.

    2.04 EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE. If, pursuant to Section 3.03 hereof, the Board of directors shall declare a suspension of the determination of net asset value, the rights of shareholders (including those who shall have applied for redemption pursuant to Section 2.01 hereof but who shall not yet have received payment) to have shares redeemed and paid for by the Corporation shall be suspended until the termination of such suspension is declared. Any record holder whose redemption right is so suspended may, during the period of such suspension, by appropriate written notice of revocation to the office or agency where application was made, revoke his application and withdraw any share certificates which accompanied such application. The redemption price of shares for which redemption applications have not been revoked shall be the net asset value of such shares next determined as set forth in Section 3 after the termination of such suspension, and payment shall be made within 7 days after the date upon which the application was made plus the period after such application

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during which the determination of net asset value was suspended.

    2.05 REPURCHASE BY AGREEMENT. The Corporation may repurchase shares of the Corporation directly, or through its principal underwriter or other agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section 3 hereof, provided payment is not made for the shares prior to the time as of which such net asset value is determined.

    2.06  CORPORATION'S OPTION TO REDEEM SHARES.

          (a) The Corporation shall have the right at any time and without prior notice to the shareholder to redeem all shares in any account for their then-current net asset value per share if all shares in the account have an aggregate net asset value of less than $500, or such lesser amount as the Board of Directors may from time to time determine.

          (b) the Corporation shall have the right at any time and without prior notice to the shareholder to redeem shares in any account for their then-current net asset value per share if and to the extent it shall be necessary to reimburse the Corporation for any loss sustained by the Corporation by reason of the failure of the shareholder in whose name such account is registered to make full payment for shares of the Corporation purchased by such shareholder.

          (c) The right of redemption provided by each of the foregoing subsections of this Section 2.06 shall be subject to such terms and conditions as the Board of Directors may from time to time approve, and subject to the Corporation's giving general notice of its intention to avail itself of such right, either by publication in the Corporation's prospectus or by such means as the Board of Directors shall determine.

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                                SECTION III

                          NET ASSET VALUE OF SHARES

    3.01 BY WHOM DETERMINED. The Board of Directors shall have the power and duty to determine from time to time the net asset value per share of the outstanding shares of the Corporation. It may delegate such power and duty to one or more of the directors and officers of the Corporation, to the custodian or depository of the Corporation's assets, or to another agent of the Corporation appointed for such purpose. Any determination made pursuant to this Section by the Board of Directors or its delegate shall be binding on all parties concerned.

    3.02 WHEN DETERMINED. The net asset value shall be determined at such times as the Board of Directors shall prescribe by resolution, provided that such net asset value shall be determined at least once each week as of the close of business on a business day. In the absence of a resolution of the Board of Directors, the net asset value shall be determined as of the close of trading on the New York Stock Exchange on each business day.

    3.03 SUSPENSION OF DETERMINATION OF NET ASSET VALUE. The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonable practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets or (d) during which a governmental body having jurisdiction over the Corporation may by order permit for the protection of the security holders of the

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Corporation. Such suspension shall take effect such time as the Board of
Directors shall specify, which shall not be later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Board of Directors shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (1) the condition giving rise to the suspension shall have ceased to exist and (2) no other condition exists under which suspension is authorized under this Section 3.03. Each declaration by the Board of Directors pursuant to this Section 3.03 shall be consistent with such official rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Securities and Exchange Commission or any other governmental body having jurisdiction over the Corporation and as shall be in effect at the time. To the extent not inconsistent with such official rules and regulations, the determination of the Board of Directors shall be conclusive.

    3.04  COMPUTATION OF PER SHARE NET ASSET VALUE.

          (a) NET ASSET VALUE PER SHARE. The net asset value of each share as of any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation by the total number of shares outstanding.

          (b) VALUE OF CORPORATION'S NET ASSETS. The value of the Corporation's net assets as of any particular time shall be the value of the Corporation's assets less its liabilities, determined and computed as follows:

              (1) CORPORATION'S ASSETS. The Corporation's assets shall be deemed to include: (A) all cash on hand or on deposit, including any interest accrued thereon, (B) all bills and demand notes and accounts receivable, (C) all securities owned or contracted for by the Corporation, (D) all stock and cash dividends and cash distributions payable to but not yet received by the Corporation (when the valuation of the underlying security is being determined ex-dividend), (E) all interest accrued on any interest-bearing securities owned by the Corporation (except accrued interest included in the valuation of the underlying security), (F) all repurchase agreements, and
(G) all other property of every kind and nature, including prepaid expenses.

              (2) VALUATION OF ASSETS. The value of such assets is to be determined as follows:

                  (i) CASH AND PREPAID EXPENSES. The value of any cash on hand and of any prepaid expenses shall be deemed to be their full amount.

                  (ii) OTHER CURRENT ASSETS. The value of any cash or deposit, bills, demand notes, accounts receivable, and cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof, unless the Board of Directors shall determine that any such item is not worth its full amount. In such case, the value of the item shall be deemed to be its reasonable value, as determined by the Board of Directors.

                  (iii) SECURITIES. Securities for which representative market quotations are readily available are valued at the most recent bid price or yield equivalent as quoted by one or more dealers who make markets in such securities. Other securities are appraised at values deemed best to reflect their fair value as determined in good faith by or under the supervision of officers of the Fund specifically authorized by the Board of Directors.

              (3) THE CORPORATION'S LIABILITIES. The

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Corporation's liabilities shall not be deemed to include outstanding shares and surplus. They shall be deemed to include: (A) all bills and accounts payable, (B) all administrative expenses accrued, (C) all contractual obligations for the payment of money or property, including the amount of any declared but unpaid dividends upon the Corporation's shares, (D) all reserves authorized or approved by the Board of Directors for taxes or contingencies and (E) all other liabilities of whatsoever kind and nature except any liabilities represented by the Corporation's outstanding shares and surplus.

    3.05 INTERIM DETERMINATIONS. Any determination of net asset value other than as of the close of trading on the New York Stock Exchange may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal and made in a manner which in the opinion of the Board of Directors or its delegate will fairly reflect the changes in the net asset value.

    3.06  MISCELLANEOUS.  For the purposes of the Section 3.

          (a) Shares of the Corporation sold shall be deemed to be outstanding as of the time, an unconditional purchase order therefor has been received by the Corporation (directly or through one of its agents) or by one of its underwriters and the sale price in currency has been determined, when the sale is reported to the Corporation or to its agent for determining net asset value, and the sale price thereof to the Corporation (less commission, if any, and less any stamp or other tax payable by the Corporation in connection with the issue and sale thereof) shall be thereupon deemed to be an asset of the Corporation.

          (b) Shares of the Corporation for which an application for redemption has been made or which are subject to repurchase by the Corporation shall be deemed to be outstanding up to and including the time as of which the redemption or repurchase price is determined. After such time, they shall be deemed to be a liability of the Corporation.

          (c) Funds on deposit and contractual obligations payable to the Corporation in foreign currency and liabilities and contractual obligations payable by the Corporation in foreign currency shall be taken at the current rate of exchange as nearly as practicable at the time as of which the net asset value is computed.


                                  SECTION IV

                          COMPLIANCE WITH INVESTMENT
                             COMPANY ACT OF 1940

    Notwithstanding any of the foregoing provisions of this Article SEVENTH, the Board of Directors may prescribe, in its absolute discretion, such other bases and times for determining the per share net asset value of the Corporation's shares as it shall deem necessary or desirable to enable the Corporation to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Act of 1934, all as in effect now or as hereafter amended or added.


                                   SECTION V

                                 MISCELLANEOUS

    5.01  INSPECTION OF CORPORATION'S BOOKS.  The Board

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

of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of shareholders; and no shareholder shall have any right of inspecting any account, book or document of the Corporation except as at the time conferred by statute, unless authorized by a resolution of the shareholders or the Board of Directors.

    5.02 NAME. The Corporation acknowledges that it is utilizing its corporate name pursuant to contract with Arnold Bernhard & Company, Inc., a New York corporation, and that Arnold Bernhard & Co., Inc. reserves the right to withdraw its permission to utilize such name upon the expiration of any such contract or successor contract, and further agrees that Arnold Bernhard & Company, Inc. reserves itself and any successor to its business the right to grant and withdraw the non-exclusive right to use the name "Value Line" or any similar name to any other corporation or entity, including but not limited to any investment company of which Arnold Bernhard & Company, Inc. or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

    5.03 DETERMINATION OF NET PROFITS, ETC.; DIVIDENDS. The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of the declaration thereof; and to provide for the payment of declared dividends on a date earlier than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of the Corporation.

    5.04 CONTRACTS. The Board of Directors may in its discretion from time to time authorize the Corporation to enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of the shares of Capital Stock of the Corporation at prices computed in accordance with
Section 1.02 of Article SEVENTH hereof, whereby the Corporation may either agree to sell the shares to the other party to the contract or appoint such other party its sales agent for such shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Board of Directors may in its discretion determine to inconsistent with the provisions of Article SEVENTH hereof or of the By-Laws; and such contract may also provide for the repurchase of shares of the Corporation by such other party as agent of the Corporation.

    The Board of Directors may in its discretion from time to time authorize the Corporation to enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish to the Corporation such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Board of Directors may in its discretion determine.

    Any contract of the character described in the paragraphs above or for services as custodian, transfer agent or disbursing agent or related services may be entered into with any corporation, firm, trust or association or any subsidiary or affiliate of such corporation, firm, trust or association, although one or more of the directors or officers of the Corporation may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Section 5.03. The same person (including a firm, corporation, trust or association) may be the other party to contracts entered into pursuant to the above paragraphs, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this paragraph.

    Any contract entered into pursuant to the first two paragraphs of this
Section 5.03 shall be consistent with and subject to the requirements of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

    EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in Articles of Incorporation, may be added or inserted upon such a vote and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article EIGHTH.

    The term "these Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

    IN WITNESS WHEREOF, we have signed these Articles of Incorporation on this 23rd day of January 1979.


                                                /s/ Harold Benjamin
                                          -------------------------------
                                          Harold Benjamin

                                                /s/ Thomas J. Sexton
                                          -------------------------------
                                          Thomas J. Sexton


                                          -------------------------------

WITNESS:


------------------------------

STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK   )

    This is to certify that on this 23 day of January, 1979, before me, the subscriber, a Notary Public of the State of New York, personally appeared Harold Benjamin and Thomas J. Sexton and severally acknowledged the foregoing Articles of Incorporation to be their act.

    Witness my hand and Notarial Seal the day and year last above written.

                                           /s/ Kenneth M. Newcomb
                                        ----------------------------
                                               Notary Public

                                                   [SEAL]

                         THE VALUE LINE CASH FUND, INC.

                             ARTICLES OF AMENDMENT
                                    OF THE
                           ARTICLES OF INCORPORATION

    The Value Line Cash Fund, Inc., a Maryland Corporation having its principal office in Maryland (hereinafter called the ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The charter of the Corporation is hereby amended by striking out Article FIFTH, Paragraph (1) and inserting in lieu thereof the following:

          FIFTH: (1) The total amount of authorised capital stock of the Corporation and the number and par value of its shares is $100,000,000 consisting of 1,000,000,000 shares of the par value of $.10 each, all of one class.

    SECOND: The board of directors of the Corporation, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the board, adopted a resolution in which was set forth the foregoing amendment to the charter declaring that said amendment of the charter was advisable.

    THIRD: Approval of the amendment of the charter of the Corporation as herein above set forth, was not presented or submitted to the shareholders of the Corporation for the reason that no shares of stock of the Corporation have ever been issued nor subscribed to and there are no shareholders.

    FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly approved by the board of directors.

    FIFTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class are as follows: 100,000,000 shares of the par value of $1.00 per share.

           (b) The total number of shares of all classes of stock of the Corporation as changed, and the number and par value of the shares of each class, are as follows: 1,000,000,000 shares of the par value of $.10 per share.

    IN WITNESS WHEREOF, The Value Line Cash Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, on March 19, 1979.


Attest:                             The Value Line Cash Fund, Inc.

   /s/ Dorothy A. Berry                   /s/ Harold Benjamin
---------------------------         ------------------------------
Dorothy A. Berry, Secretary         By: Harold Benjamin, President


STATE OF NEW YORK,
                    ss:
COUNTY OF NEW YORK


    I HEREBY CERTIFY that on March 19, 1979, before me the subscriber, a notary public of the State of New York in and for the County of New York, personally appeared Harold Benjamin, President of The Value Line Cash Fund, Inc., a Maryland Corporation, and in the name and on behalf of said Corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said Corporation and further made oath in due form of law that the matters and facts set forth in said Articles of Amendment with respect to the approval thereof are true to the best of his knowledge, information and belief.

    WITNESS my hand and notarial seal, the day and year last above written.

                                             /s/ Kenneth M. Newcomb
                                          ----------------------------
                                                  Notary Public

                                                     [SEAL]

                         THE VALUE LINE CASH FUND, INC.

                              ARTICLE OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION

    The Value Line Cash Fund, Inc., a Maryland Corporation having its principal office in Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The charter of the Corporation is hereby amended by striking our Article SIXTH, Paragraph (7) and inserting in lieu thereof the following:

          SIXTH: (7) Each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he is made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director or officer of liability to the Corporation or its stockholders for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination made by a written opinion of independent counsel that the director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnity provided herein shall, in the event of the settlement of any such action, suit, or proceeding, not exceed the costs and expenses (including attorneys' fees) which would reasonably have been incurred if such action, suit or proceeding had been litigated to a final conclusion. Such determination by independent counsel and the payment of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceeding on the grounds that the officer or director was liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnifications shall be exclusive of any other right to which the officers and directors may be entitled according to law.

    SECOND: The board of directors of the Corporation, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the board, adopted a resolution in which was set forth the foregoing amendment to the charter declaring that said amendment of the charter was advisable and said amendment was also approved by unanimous written consent and waiver of all the stockholders of the Corporation.

    THIRD: A consent in writing, setting forth approval of the amendment of the charter of the Corporation hereinabove set forth, was signed by all stockholders of the Corporation entitled to vote thereon and any other stockholders of the Corporation entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights they may have to dissent from such amendments; and such consent and waiver are filed with the records of the Corporation.

    FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

    IN WITNESS WHEREOF, the Value Line Cash Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, on April 9, 1979.


Attest:                             The Value Line Cash Fund, Inc.

   /s/ Dorothy A. Berry                  /s/ Harold Benjamin
---------------------------         ------------------------------
Dorothy A. Berry, Secretary         By: Harold Benjamin, President


STATE OF NEW YORK
                    ss:
COUNTY OF NEW YORK,


    I HEREBY CERTIFY that on April 9, 1979, before me the subscriber, a notary public of the State of New York in and for the County of New York, personally appeared Harold Benjamin, President of The Value Line Cash Fund, Inc., a Maryland Corporation, and in the name and on behalf of said Corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said Corporation and further made oath in due form of law that the matters and facts set forth in said Articles of Amendment with respect to the approval thereof are true to the best of his knowledge, information and belief.

    WITNESS my hand and notarial seal, the day and year last above written.


                                             /s/ Kenneth M. Newcomb
                                          ----------------------------
                                                  Notary Public

                                                     [SEAL]